Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • N. Huntingdon, PA 15642 • (724) 863.9663

FOR IMMEDIATE RELEASE

ExOne Announces $13 Million Common Stock Investment

by Chairman and CEO

•	Investment is a direct offering at a premium to January 8 market pricing
•	Existing revolving credit facility will be terminated at close of offering

NORTH HUNTINGDON, PA, January 11, 2016 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products to industrial customers, today announced that it has entered into a definitive agreement with Rockwell Forest Products, Inc. (“RFP”), an entity controlled by S. Kent Rockwell, Chairman and Chief Executive Officer of the Company, to raise approximately $13 million in gross proceeds in a registered direct offering of common shares. Estimated offering expenses of approximately $0.6 million will be deducted from the proceeds which, as a direct placement, are not subject to an underwriting discount or commission. The Company has agreed to sell 1,423,877 shares of its common stock (the “Shares”) to RFP for $9.13 per share, representing a $0.50 premium over the per share market price at the close of business on January 8, 2016 (the “Offering”), the last trading day preceding the Offering. The Offering is expected to close on or about January 13, 2016. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The sale to RFP was negotiated and approved by a committee of the Company’s Board of Directors consisting only of independent directors. In approving the sale to RFP, the independent committee was advised by an independent financial advisor and independent legal counsel.

Effective as of the closing of the Offering, the Company will terminate its $15 million, five-year revolving credit facility (the “Credit Agreement”) with RHI Investments, LLC, an entity also controlled by S. Kent Rockwell, dated October 23, 2015. There are no borrowings outstanding under the Credit Agreement and, upon its termination, all liens and guaranties will be released. The termination of the Credit Agreement was approved by the credit facility committee of the Board, which also consists solely of independent directors.

S. Kent Rockwell commented “We believe customers, globally, are adopting our 3D printing technology and transforming their manufacturing processes at an accelerating rate, which is requiring ExOne to have the availability of additional working capital. I expect that these funds will provide the Company proper liquidity to meet our 2016 objectives of growth and profitable performance.”

Upon completion of the Offering, Mr. Rockwell will beneficially own approximately 4.6 million shares of ExOne common stock, representing about 28.8% of shares outstanding. The sale and issuance of the Shares is being made pursuant to a prospectus supplement dated January 11, 2016 filed by the Company with the Securities and Exchange Commission (the “Commission”), an accompanying prospectus of the Company which was filed with the Commission on May 4, 2015 (the “Prospectus”), and the Company’s existing shelf registration statement on Form S-3 (File No. 333- 203353), which was filed with the Commission on April 10, 2015 and declared

- MORE -

ExOne Announces $13 Million Common Stock Investment by Chairman and CEO

January 11, 2016

effective by the Commission on May 1, 2015. Copies of the prospectus supplement and accompanying Prospectus may be obtained at the SEC’s website at www.sec.gov or from the Company at 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, Attn: Executive Vice President, Chief Legal Officer and Corporate Secretary.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and printed products for customers through its nine PSCs, which are located in the United States, Germany, Italy, Sweden and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations including the related challenges of conducting business in international locations such as Russia; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting; the impact of customer specific terms in machine purchase agreements on the period in which we recognize revenue; the impact of market conditions and other factors on the carrying value of long-lived assets; our ability to continue as a going concern and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. The Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:
Brian W. Smith	Deborah K. Pawlowski / Karen L. Howard
ExOne, Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com